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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-14805) pertaining to the 1996 Stock Incentive Plan and the 1996 Employee Stock Purchase Plan of Infinity Financial Technology, Inc. of our report January 21, 1997, with respect to the consolidated financial statements and schedule of Infinity Financial Technology, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1996.



                                                           /s/ ERNST & YOUNG LLP



Palo Alto, California
March 27, 1997